Exhibit 10.1

AGREEMENT OF SHARE EXCHANGE

This Share Exchange Agreement (this “Exchange Agreement”) is made and entered into as of February 16, 2021 (the “Effective Date”), by, between, and among UPD Holding Corp., a Nevada corporation (“UPD”) and Vital Behavioral Health Inc., a Nevada limited liability company (“Vital”), and Vital’s shareholders as listed in Schedule A (the “Vital Shareholders”). Each of UPD, Vital, and the Vital Shareholders may be referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

A.       UPD is a public company engaged in the health and wellness and related consumer goods industries.

B.       Vital is a private company that has begun the planning and development of in-patient/out-patient substance abuse treatment and sober living facilities.

C.       The Vital Shareholders are the sole owners of the capital stock of Vital and pursuant to the terms contained herein, and each Vital Shareholder shall execute a subscription agreement evidencing the exchange of their Shares with UPD’s shares in the Share Exchange reflected herein (the “Subscription Agreement”).

D.       Subject to the approval of the Board of Directors of UPD and Vital, UPD shall exchange 16,840,000 of its restricted common stock shares for all of Vital’s common stock shares owned by the Vital Shareholders (the “Exchange”).

E.       Following the Exchange, Vital will be a wholly owned subsidiary of UPD.

F.       The Parties intend that the transactions contemplated by this Exchange Agreement shall constitute an exchange conforming to the provisions of Section 368(a)(2) of the Internal Revenue Code of 1954.

NOW THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the following transactions are hereby agreed, subject to the conditions hereinafter stated:

1.	Recitals.

The foregoing recitals are a material, substantive, and integral part of this Exchange Agreement, enforceable as if hereinafter restated, and are incorporated as terms of this Exchange Agreement..

2.	Exchange.

a.       Share Exchange. On the Closing Date (as defined below), and in exchange for all of the then issued and outstanding shares of the capital stock of Vital by the Vital Shareholders (the “Vital Capital Stock”), UPD shall sell, issue, convey, and transfer fully paid and nonassessable shares of voting UPD restricted common stock, $.005 par value per share (hereinafter called “UPD Common Stock”), on the basis of 4,000 shares of UPD Common Stock for each one (1.0) share of Vital Capital Stock, ; each UPD Common Stock share of which shall be issued at $0.025.

b.       Fractional Shares. Any fractional Shares shall be rounded down to the nearest whole share and eliminated; no scrip shall issue.

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c.       Stock Restrictions. The issuance of the UPD Common Stock pursuant to the Exchange shall be subject in all respects to UPD’s transfer agent protocols and Rule 144 of the Securities Act of 1933, as amended (the “Act”), and bear a Rule 144 restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

d.       Share Certificates. UPD shall issue and deliver the UPD Shares in book entry form representing the shares of UPD Common Stock to be exchanged for the shares of Vital Capital Stock outstanding immediately prior to the effective time of the Exchange and shall have been exchanged as provided in the Subscription Agreement.

e.       Vital Shareholder Approvals. Vital shall submit this Exchange Agreement and the Subscription Agreement to the Vital Shareholders and shall obtain the majority consent of the outstanding shares of the Vital Shareholders approving the Exchange on or before Sunday, February 28, 2021, or as soon thereafter as practical, and shall provide to UPD written verification of the majority consent.

f.       UPD Approvals. UPD shall obtain unanimous approval of the Exchange by its Board of Directors pursuant to a Unanimous Written Board Consent and shall provide said Board consent to Vital.

3.	Closing.

The closing of all the transactions contemplated hereby (the “Closing”) shall take place at the offices of UPD located at 75 Pringle Way 8th Floor Suite 804 , Reno, Nevada at 9:00 am, (the “Closing Date”) on a date within five (5) business days after all of the conditions described in Sections 14 and 15 hereof have been satisfied or, to the extent permitted in Section 16(d) hereof, their satisfaction has been waived. UPD and Vital will use their best efforts to obtain the approvals specified in Section 6 hereof and any other of the consents, waivers or approvals necessary or desirable to accomplish the transactions contemplated by this Exchange Agreement and the Subscription Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the other parties to this Exchange Agreement at or prior to the Closing. In no event shall the Closing Date be later than Sunday, February 28, 2021 (the “Closing Deadline”), and if it is delayed beyond said date, either UPD or Vital shall have the right to terminate this Exchange Agreement upon notice to the other Party.

4.	Post-Closing Obligations.

[Reserved.]

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5.	Investigation by the Parties.

a.       Opportunity to Investigate. UPD and Vital each shall, prior to the Closing, make or cause to be made such investigation of the financial condition, capital structure, state corporate filings, properties of the other and its subsidiaries; provided that such investigation shall not interfere with normal operations.

b.       Right to Access. Vital agrees to permit UPD and its authorized agents or representatives to have, after the date of execution hereof, full and reasonable access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the Party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the Party making such investigation shall from time to time reasonably request.

c.       Ownership of Confidential Information. Each Party agrees that in the event that the transactions contemplated by this Exchange Agreement shall not be consummated, it and its officers, employees, accountants, attorneys, engineers, agents, and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Exchange Agreement any information, whether written or oral, with respect to the other Party and its subsidiaries or their business which it obtained pursuant to this Exchange Agreement. Such information shall remain the property of the Party providing it and shall not be reproduced or copies without the consent of such Party. In the event that the transactions contemplated by this Exchange Agreement shall not be consummated, all such written information shall be returned to the Party providing it.

6.	Agreement of Vital and the Vital Shareholders.

Prior to the Closing Date, Vital agrees to obtain from each Vital Shareholder an executed Subscription Agreement whereby each such Vital Shareholder represents that each such shareholder: (a) is acquiring the UPD Common Stock for the Vital Shareholder’s own account and not with a view towards distribution that would violate Section 5 of the Act; (b) the UPD Common Stock is being purchased/exchanged via a private exempted sale pursuant to Section 4(2) and/or Regulation D of Rule 506 under the Act; (c) is an “accredited investor” pursuant to Rule 501 under the Act; (d) will not sell or assign any portion of the Vital Shareholder’s UPD Common Stock for an indefinite period of time after the Closing Date pursuant to Rule 144 under the Act; and (e) consents to the Exchange and waives the Vital Shareholder’s rights to dissent and appraisal under all applicable state laws.

Further, each Vital Shareholder shall represent and warrant that: (a)each such Vital Shareholder has the right, power, legal capacity, and authority to enter into and perform such Shareholder’s obligations under this Exchange Agreement; (b) no approvals are necessary by the Vital Shareholder to issue their shares in the Exchange; (c) the shares owned by each Vital Shareholder are free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature or description; (d) each Vital Shareholder has received all information such Vital Shareholder considers necessary or appropriate to decide whether to acquire the UPD shares in the Exchange; (e) each Vital Shareholder understands the risks involved in an investment of UPD shares, including those risks contained in UPD’s filings with the U.S. Securities and Exchange Commission (“SEC”); and (f) each Vital shareholder has had an opportunity to ask questions and receive answers from UPD’s management regarding the terms and conditions contained herein and the business, properties, and financial condition of UPD.

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7.	State Securities Laws.

UPD and Vital will each take such steps as may be necessary to comply with any state ‘Blue Sky’ laws in connection with the issuance of the Shares issued in the Exchange. Each of the Vital Shareholders represents that it is not a resident of the State of New York, which requires pre-offering registration in New York.

8.	Business Pending the Closing.

a.       By UPD. From the date of this Exchange Agreement to and including the Closing Date: (i) UPD shall conduct its business in the usual and ordinary course; (ii) no change shall be made in the authorized capitalization of UPD except as contemplated by this Exchange Agreement; and (iii) no amendment shall be made to UPD’s Articles of Incorporation or Bylaws, except as contemplated by this Exchange Agreement.

b.       By Vital and Vital Shareholder. From the date of this Exchange Agreement to and including the Closing Date, except as may be first approved by UPD or as is otherwise permitted or contemplated by this Exchange Agreement:

i.	Vital shall conduct its business only in the usual and ordinary course without the creation of any additional indebtedness exceeding Five Thousand Dollars (US $5,000.00) (other than indebtedness to UPD);

ii.	no change shall be made in the authorized capitalization of Vital, except as contemplated by this Exchange Agreement;

iii.	no shares of the capital stock of Vital shall be authorized for issuance or issued and no agreement or commitment for the issuance thereof shall be entered into by Vital or the Vital Shareholders;

iv.	no rights or elections shall be created or granted to purchase stock under any employee stock bonus, thrift, or purchase plan or otherwise;

v.	no amendment shall be made to Vital’s articles of incorporation, by-laws, or other corporate governance documents, except as contemplated by this Exchange Agreement;

vi.	no modification shall be made in Vital’s present employee benefit programs or in its present policies in regard to the payment of salaries or compensation to its personnel and no increase shall be made in the compensation of its personnel;

vii.	no contract or commitment shall be entered into by or on behalf of Vital, and no sale or purchase of assets shall be made except in the ordinary course of business and pursuant to this Exchange Agreement;

viii.	Vital will use all reasonable and proper efforts to preserve its business organization intact, to keep available the services of its present employees, and to maintain satisfactory relationships between Vital and its suppliers, customers, regulatory agencies, and others having business relations with it;

ix.	Vital shall make no amendments or contributions to any profit-sharing plan;

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x.	the board of directors and officers of Vital will not declare any dividends on, or otherwise make any distribution in respect of, its outstanding shares of capital stock or member interests; and

xi.	the corporate governance documents, minutes of Vital, and Nevada state corporate filings.

9.	Efforts to Obtain Approvals and Consents.

In addition to UPD and Vital obtaining the requisite shareholder approval as described in Section 6 hereof, UPD and Vital will use all reasonable and proper efforts to obtain, where required, the approval and consent: (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Exchange Agreement; and (ii) of such other persons whose consent is required to the transactions contemplated by this Exchange Agreement.

10.	No Tax Ruling.

Irrespective of any desired tax treatment of the transactions contemplated by this Exchange Agreement, UPD and Vital agree that they will not attempt to obtain a ruling from the United States Internal Revenue Service to the effect that, for Federal income tax purposes, no gain or loss will be recognized by Vital Shareholders upon the receipt of UPD Common Stock in exchange for their Vital Capital Stock in accordance with the provisions of this Exchange Agreement and the Subscription Agreement.

11.	Representations of UPD

UPD represents, warrants, and agrees that:

a.       Corporate Authority. UPD is a company duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary. UPD has the corporate power and any necessary governmental authority to carry on its business as now being conducted.

b.       Outstanding Actions. UPD is not engaged in or a party to, or to the knowledge of UPD threatened with, any material legal action or other proceeding before any court or administrative agency that would impair or prohibit the transactions contemplated by this Exchange Agreement. UPD and its officers and directors, to their knowledge and reasonable belief, have not been the subject of any action by the SEC, any federal or state regulatory agency, or any criminal authority alleging violations of the federal securities laws or any other federal or state laws, is not under investigation with regard to, any charge concerning any presently pending material violation of any provision of Federal, State, or other applicable law or administrative regulations, and its officers and directors are not deemed “bad boys” under the “bad boy” provisions of the federal securities laws.

c.No Restrictions on Agreement. The execution and carrying out of this Exchange Agreement and compliance with the terms and provisions hereof by UPD will not conflict with or result in any material breach of any of the terms, conditions, or provision of, or constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the property or assets of UPD or any of its subsidiaries pursuant to any corporate charter, bylaw, indenture, mortgage, agreement (other than that which is created by virtue of this Exchange Agreement), or other instrument to which UPD is a party or by which it is bound or affected.

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d.       Accuracy of Statements. This Exchange Agreement and the memoranda and documents furnished hereunder on behalf of UPD do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact that materially adversely affects the business operations, affairs, or condition of UPD or any of the properties or assets which has not been set forth in this Exchange Agreement and other documents and papers furnished hereunder.

e.       Current Capitalization. As of the Closing, the capitalization of UPD is as set forth in the financial statements filed with UPD’s periodic filings filed with the SEC. The outstanding capital stock of UPD has been duly authorized and issued and is fully paid and nonassessable.

f.       Authority to Issue Shares. The shares of UPD Common Stock, which are to be issued and delivered to Vital Shareholders pursuant to the terms of this Exchange Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and non-assessable.

g.       Distributions and Dividends. Subsequent to the Effective Date, UPD has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock outside the ordinary course of business, or agreed to take any such action. UPD will not take any such action during the period between the Effective Date and the Closing Date.

12.	Representations of Vital and each Vital Shareholder.

Vital represents, warrants, and agrees that:

a.       Corporate Authority. Vital is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Vital has the corporate power and any necessary governmental authority to carry on its business as now being conducted. Vital is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary.

b.       Current Capitalization. Neither Vital or a Vital Shareholder has any commitment to issue nor will it issue any capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from Vital or a Vital Shareholder, any of its capital stock.

c.       Current Financial Status. The financial information (including an unaudited balance sheet) provided to UPD by Vital and dated as of January 31, 2021 (the “Financial Information”), is true and complete to the best knowledge of Vital, and there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Vital or its consolidated subsidiaries and no change except in the ordinary course of business or as contemplated by this Exchange Agreement since the dates reflected in the most recent Financial Information. All tax returns and reports of Vital required by law to be filed have been duly filed, and all taxes, assessments and other governmental charges now due (other than any still payable without penalty) upon Vital and its subsidiaries or upon any of their properties or assets have been paid. All amounts that have been reflected as liabilities on the books of Vital and its subsidiaries in respect of taxes are considered adequate and Vital does not know of any actual or proposed additional assessments in respect of taxes, against either it or its subsidiaries.

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d.       Title to Assets. Except for changes resulting from the ordinary course of its business and except for the mortgages, liens, restrictions, charges and other encumbrances set forth in Schedule B attached hereto as prepared by Vital and its subsidiaries own, and will on the Closing Date own, the full right, title and interest in and to all their property and assets (excluding property leased from others or subject to an installment purchase agreement) in each case free and clear of all mortgages, liens, restrictions, charges and other encumbrances and defects of title (other than easements, rights of way, reservations and other conditions of title, encumbrances and defects of title which are not individually or in the aggregate materially adverse to the business of Vital and its subsidiaries).

e.       Distributions and Dividends. Subsequent to the Effective Date and effective at Closing, Vital has not declared or paid any dividend on its outstanding shares of common stock or declared or made any distribution on, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding stock or authorized the creation or issuance of, or issued any additional shares of stock, or agreed to take any such action, except as expressly provided for in this Exchange Agreement. Vital will not take any such action during the period between the date hereof and the Closing Date except as provided herein.

f.       Outstanding Actions. Neither Vital nor any of its subsidiaries is engaged in or a party to, or to the knowledge of Vital threatened with, any material legal action or other proceeding before court or administrative agency except as set forth in a memorandum prepared by Vital and previously furnished to Vital. Neither Vital nor any of its subsidiaries, to the knowledge of Vital, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, State, or other applicable law or administrative regulations in respect of its business except as set forth in said memorandum.

g.       No Inordinate Transactions. There has not been and will not be prior to the Closing Date, a purchase or sale or any other acquisition, transfer or distribution of any assets or properties on the part of Vital or its subsidiaries, except in the ordinary course of business or as previously approved by Vital.

h.       Authority for Ordinary Business. Vital and its subsidiaries have adequate franchises, permits, or operating rights without unusual restrictions to allow them to conduct the business in which they are presently engaged, except in certain instances where in the reasonably exercised judgment of Vital the lack of a current franchise, permit or operating right has no adverse effect on the conduct of such business; provided, however, that the Parties acknowledge Vital is in the development stage and seeking to obtain certain operating licenses that are necessary to execute its intended business plan.

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i.       Outstanding Agreements. Except in each case as set forth in Schedule B prepared by Vital and furnished to UPD, if any, as of the Effective Date, neither Vital nor any of its subsidiaries is a holder of or a party to any written or oral (i) contract for employment of any officer or other person other than its officers and directors, (ii) contract with any labor union, (iii) bonus, pension, profit sharing, retirement, stock purchase, stock option, insurance, or similar plan or practice in effect with respect to its employees or other persons, (iv) indenture of mortgage, debenture, indenture, loan or borrowing agreement, (v) bonding arrangement, including performance bond, (vi) continuing contract for future purchase, sales, lease or distribution of materials, services, supplies, products, or equipment involving annual payments in excess of Five Thousand U.S. Dollars (US $5,000), (vii) lease or other commitment for the rental of office space, storage or other facilities, (viii) contract or lease agreement for the acquisition or lease of motor vehicles, (ix) patent, patent application, patent right, patentable inventions, trademark, trademark registration and applications therefor, trade name, copyright, copyright registration and application therefor, patent license granted to or by Vital or its subsidiaries and in force or contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, presently owned or held, in whole or in part, by Vital or its subsidiaries, (x) insurance policy covering its properties, buildings machinery, equipment, and persons, firms or operations, or the life of any person, (xi) agreement between a present employee of Vital and persons, firms, or corporations other than Vital relating in whole or in art to disclosure, assignment or patenting of inventions, discoveries, improvements, shop rights, processes, formulae or other know-how, including without limitation thereto, to the best knowledge of Vital, agreements entered into by such employees prior to the time they became employees of Vital , or (xii) material contract or commitment not made in the ordinary course of business.

j.       Binding Obligation. Vital has the corporate power to enter into this Exchange Agreement, the execution and delivery and performance of this Exchange Agreement have been duly authorized by all requisite corporate action, and this Exchange Agreement constitutes the valid and binding obligation of Vital.

k.       No Conflicts. The execution and carrying out of this Exchange Agreement and compliance with the terms and provisions hereof by Vital will not conflict with or result in any beach of any of them terms, conditions or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of Vital or any of its subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Exchange Agreement) or other instrument to which Vital or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or affected.

l.       Accuracy of Statements. This Exchange Agreement and the memoranda and documents furnished hereunder on behalf of Vital do not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact which materially adversely affects or in the future (so far as Vital can now foresee) will materially adversely affect the business operations, affairs or condition of vitro or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Exchange Agreement or other documents and papers furnished hereunder.

m.       Board Approval. The board of directors of Vital has duly and lawfully approved this Exchange Agreement and the transaction contemplated hereby and shall provide the written Board approval to UPD.

13.	Survival of Warranties.

The representations and warranties made herein by UPD and Vital shall survive the Closing hereunder.

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14.	Conditions to the Obligations of UPD.

In addition to the Post-Closing Deliverable obligations of Vital Shareholders, the obligations of UPD hereunder are subject to the satisfaction on or before the Closing of the following conditions:

a.       Consents. This Exchange Agreement and the transactions contemplated hereby shall have been approved by consent of Vital Shareholders and by Vital’s board of directors.

b.       Subscription Agreement. Each Vital Shareholder will have properly executed and delivered to UPD the Subscription Agreement described in Section 6 hereof.

c.       General Performance. All the terms and covenants of this Exchange Agreement to be complied with or performed by Vital shall have been fully complied with and performed.

d.       Closing Certificate. Vital shall have delivered to UPD a certificate by Vital’s president or secretary, which states:

i.	All of the Financial Information presents fairly the financial condition of Vital, at the periods indicated therein, and the results of its operations and changes in financial position for the year and periods then ended in conformity with generally accepted accounting principles applied on a consistent basis and that Vital has no material liabilities or commitments other than as listed or noted on the Financial Information, or as incurred in the ordinary course of business;

ii.	The representations and warranties of Vital contained in this Exchange Agreement are true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Exchange Agreement or those incurred in the ordinary course of business; and

iii.	Each of the respective agreements of Vital to be performed on or before the Closing Date pursuant to the terms hereof have been duly performed in all material respects.

e.       Approvals. The necessary approvals described in Sections 6 and 9 hereof shall have been obtained.

15.	Conditions to the Obligations of Vital and Vital Shareholders

The obligations of Vital and Vital Shareholders hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

a.       Consents. This Exchange Agreement and the transactions contemplated hereby shall have been approved by Vital’s board of directors.

b.       General Performance. All the terms and covenants of this Exchange Agreement to be complied with or performed by UPD shall have been fully complied with and performed.

c.       Closing Certificate. UPD shall have delivered to Vital a certificate by UPD’s Chief Executive Officer that states all representations and warranties of UPD contained in this Exchange Agreement are true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

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d.       Approvals. That UPD shall have furnished, upon request by a Vital Shareholder, evidence of approval of UPD to the transaction and this Exchange Agreement.

16.	Termination.

a.       Termination. This Exchange Agreement shall terminate upon the earlier of: (i) the Closing; (ii) the Closing Deadline; (iii) upon notice by a non-breaching Party in an Event of Default (as defined below); or (iv) the mutual written agreement of UPD and Vital.

b.       Event of Default. The following circumstances shall constitute an “Event of Default”:

i.	If in its reasonably exercised judgment there shall have occurred a material adverse change in the financial condition or business of the other Party or the other Party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other Party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either UPD or Vital comes to the attention of the other Party;

ii.	If the terms, covenants, or conditions of this Exchange Agreement to be complied with or performed by one of the other parties at or before the Closing Date shall not have been materially complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Party giving notice of termination; and

iii.	If any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transaction contemplated by this Exchange Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

c.       Survival. Notwithstanding any termination of this Exchange Agreement, the following provisions shall survive in perpetuity unless terminated by the mutual written consent of UPD and Vital: Sections 2(c), 5(c), 11-13 and 16-30.

d.       Waivers. Any term or condition of this Exchange Agreement may be waived at any time by the Party hereto which is entitled to the benefit thereof, by action taken by the board of directors of such Party; and any such term or condition may be amended at any time, by an agreement in writing executed by the chairman of the board or the president of each of the parties pursuant to authorization by the respective board of directors; provided, however, that no amendment of any principal term of the Exchange shall be effected after approval of this Exchange Agreement by the Vital Shareholders.

17.	Expenses.

In the event this Exchange Agreement is terminated without consummation at the Closing, UPD, and Vital shall each pay all of its respective expenses incurred for the purpose of carrying this Exchange Agreement into effect, except that each Party hereto, in addition to its own expenses, shall pay all of the non-breaching Party's reasonable out-of-pocket expenses if termination is caused by a breach of any representation or warranty made in this Exchange Agreement or a default by said Party in performance of any obligation hereunder.

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18.	No Brokers’ or Finders’ Fees.

Each of the parties represents that no broker, agent, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Exchange Agreement.

19.	Jurisdiction, Venue, Governing Law.

This Exchange Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, United States of America. Any proceeding with respect to the enforcement of this Exchange Agreement shall be brought only before the state or federal courts located in Washoe County, Nevada. The parties hereto agree to the personal and subject matter jurisdiction of such courts, and knowingly and intentionally waive any objection that they may possess as to venue and personal and subject matter jurisdiction.

20.	Further Instruments.

Each Party agrees to execute and deliver such other and further instruments, and to do such other and further acts, as may be necessary or desirable to effect the transactions contemplated in this Exchange Agreement and carry out the intent and purpose of this Exchange Agreement, including, but not limited to, all necessary stock powers, medallion signature guarantees, and representation letters relating to the UPD Common Stock.

21.	Notices.

All notices under this Exchange Agreement will be in writing and will be sent to the following addresses:

If to Vital or Vital Shareholders, to:

Vital Behavioral Health Inc.
701 S. Carson Street, Suite 200,
Carson City, Nevada 89701
Attn: Samuel Kesaris

If to Vital, to:

UPD Holding Corp.
75 Pringle Way
8th Floor, Suite 804
Reno, NV 89502
Attn: Mark Conte

All notices shall be sent via email and shall deemed to be given or become effective for all purposes of this Exchange Agreement upon dispatch to an active email address account set forth in this Section.

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22.	Binding Nature.

This Exchange Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but it may not be assigned by any Party without the consent of the other.

23.	Assignment.

Rights and obligations of a Party to this Exchange Agreement may not be assigned or transferred without the other Party’s prior written consent thereto.

24.	Acknowledgments and Construction.

Throughout the negotiation, drafting, and execution of this Exchange Agreement, each Party acknowledges that they were each represented by their own legal counsel or have has adequate opportunity to consult such counsel and have chosen not to do so. The Parties acknowledge that they have had sufficient opportunity to review this Exchange Agreement and have the terms and consequences explained to them by their respective counsel. Each Party hereto understands this Exchange Agreement and believes and acknowledges this Exchange Agreement to be fair, just and reasonable. Each of the Parties is acting without coercion or duress and freely and voluntarily assents to the terms and conditions, obligations and mutual covenants contained herein. In the event of ambiguity or otherwise, this Exchange Agreement shall not be construed against or in favor of any Party on the grounds that counsel for such Party was the draftsman of this Exchange Agreement or any particular part of it.

27.	Complete Agreement and Integration; Modification; Severability.

Each Party agrees that this Exchange Agreement and the agreements, schedules, exhibits, and other documents expressly referenced herein or therein constitute the entire agreement of the Parties and supersede any prior understandings or agreements between or among them. This Exchange Agreement fully replaces and memorializes all prior negotiations, communications, and correspondences whether written or oral between the parties with respect to the matters discussed herein. Each Party acknowledges that there exist no representations or warranties other than those set forth herein and that this Exchange Agreement constitutes the full, complete, and final settlement of all property rights, liabilities, and other obligations between or among the Parties. This Exchange Agreement may not be amended or modified unless in writing and executed by the Parties in the same manner as this Exchange Agreement. If any court holds any portion of this Exchange Agreement illegal, unenforceable, void, or voidable, each of the remaining provisions shall remain in full force and effect as if a separate contract. In the event of such judicial determination, this Exchange Agreement shall be deemed modified and amended to the extent necessary to render it valid and enforceable.

28.	Default or Waiver; Enforcement.

No provision of this Exchange Agreement shall be deemed waived unless it is waived in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Exchange Agreement. Subsequent conduct of any Party shall not be construed as a waiver of any provision of this Exchange Agreement. Should a Party find it necessary to seek a court order to enforce any of the terms of this Exchange Agreement, the other Party shall execute any stipulation or consent necessary. Should such execution be withheld, even under the advice of counsel, and upon a court order such execution, the Party withholding execution shall bear all attorney’s fees and costs attributable to such court proceedings.

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29.	Headings.

The headings in this Exchange Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

30.	Counterparts.

This Exchange Agreement may be executed electronically, pursuant to the Electronic Signatures in Global and National Commerce Act (17 U.S.C. § 7001 et seq.), in two or more electronic and facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Exchange Agreement has been duly executed by the Parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the Effective Date.

UPD HOLDING CORP.

By:	/s/ Mark Conte
Mark Conte, CEO

VITAL BEHAVIORAL HEALTH INC.

By:	/s/ Samuel Kesaris
Samuel Kesaris, President

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SCHEDULE A

VITAL SHAREHOLDERS

[Schedule Contents Omitted]

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SCHEDULE B

EXISTING ENCUMBRANCES

[Schedule Contents Omitted]

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SCHEDULE C

OUTSTANDING AGREEMENTS

[Schedule Contents Omitted]

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